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                                                                      EXHIBIT 32

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
            CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
             THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
                CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Laurence Y. Fairey and John K. Bakewell, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this quarterly report on Form 10-Q for the quarter ended September 30, 2004, of Wright Medical Group, Inc. (the "Company") fully complies with the requirements of Section 13(a) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 1, 2004

                                          /s/ Laurence Y. Fairey
                                          --------------------------------------
                                          Laurence Y. Fairey
                                          President and Chief Executive Officer

                                          /s/  John K. Bakewell
                                          --------------------------------------
                                          John K. Bakewell
                                          Executive Vice President and
                                          Chief Financial Officer